UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

New Momentum Corporation
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52273

(Commission File Number)

88-0435998

(IRS Employer Identification No.)

Room 1101, 11/F, Technology Plaza

651 King’s Road

North Point, Hong Kong

(Address of principal executive offices)(Zip Code)

+852 2911-0119

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2020, New Momentum Corporation (the “Company”) entered into a Share Acquisition Agreement (the “Share Acquisition Agreement”), by and among the Company, Beyond Blue Limited, a Hong Kong corporation (“Beyond Blue”), and the only beneficial holder of common shares of Beyond Blue, who is also Leung Tin Lung David, the Company’s sole officer and director.

Under the terms and conditions of the Share Acquisition Agreement, the Company paid $1.00 in consideration for the sole issued and outstanding common share of Beyond Blue. Beyond Blue presently has no specific business purpose and has nominal operations. The Company intends to hold Beyond Blue for future business opportunities, should such business opportunities arise for the benefit of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits:

Exhibit	Description

2.1	Share Acquisition Agreement, dated August 6, 2020, by and among New Momentum Corp., Beyond Blue Limited, a Hong Kong corporation, and the sole holder of common stock of Beyond Blue Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Momentum Corporation

Date: August 6, 2020	By:	/s/ Leung Tin Lung David
	Name:	Leung Tin Lung David
	Title:	President (principal executive officer, principal financial officer and principal accounting officer)

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